Exhibit 99.1

Fate Therapeutics Appoints Yuan Xu to its Board of Directors

San Diego, CA – August 4, 2021 – Fate Therapeutics, Inc. (NASDAQ: FATE), a clinical-stage biopharmaceutical company dedicated to the development of programmed cellular immunotherapies for cancer, today announced the appointment of Yuan Xu, Ph.D., to its Board of Directors as an independent director. Dr. Xu brings to Fate Therapeutics over 25 years of discovery, development, manufacturing, and commercial experience in the global biopharmaceuticals business, most recently serving as the Chief Executive Officer and Board Member of Legend Biotech Corporation where she led the company’s efforts in advancing ciltacabtagene autoleucel (cilta-cel) from proof-of-concept in 2018 to BLA preparation in 2020.

“Yuan is an accomplished leader and innovator with extensive experience in guiding development and scaling manufacture of novel therapies, including CAR T-cell therapies such as cilta-cel,” said Scott Wolchko, President and Chief Executive Officer of Fate Therapeutics. “We are excited to work with Yuan, and we look forward to benefiting from her deep domain expertise as the Company advances its off-the-shelf, iPSC-derived NK and T-cell product candidates further into clinical development, transitions to large-scale manufacture, and establishes technical operations to support commercial approval.”

Dr. Xu joined Legend Biotech Corporation in March 2018 as chief executive officer and as a director, playing a leading role in the company’s IPO, clinical development of the autologous CAR T-cell therapy cilta-cel, and partnership with Janssen until her resignation in August 2020. Prior to Legend, Dr. Xu was Senior Vice President at Merck from August 2015 to August 2017, where she led discovery, preclinical and technical development, and manufacture of the Biologics & Vaccines subdivision. Dr. Xu was Vice President at Gilead from March 2014 to August 2015, where she led biologics and vaccines development and oversaw all operational aspects of the company’s Oceanside manufacturing facility as Site Head, and was Vice President at Novartis from 2008 to 2014, where she led several functions in the U.S. and Europe including the biotherapeutics development unit focusing on innovative medicines such as engineered cell therapies, gene therapies, and antibody drug conjugates. Dr. Xu currently serves as an independent director on the board of directors of Akero Therapeutics, Inc. (Nasdaq: AKRO).

“Fate Therapeutics has pioneered the field of iPSC-derived cell therapy, and has established a clear leadership position in the development of off-the-shelf NK and T-cell cancer immunotherapy with its robust clinical pipeline, novel iPSC product platform, and high-value strategic collaborations,” said Dr. Xu. “I look forward to working closely with the Company’s board and management team as we move into late-stage clinical development, scale manufacture, and seek to make these innovative cancer medicines more broadly accessible to patients.”

Early in her career, Dr. Xu held positions at Amgen, Chiron, GlaxoSmithKline and Genentech. Dr. Xu received a B.S. in biochemistry from Nanjing University and a Ph.D. in biochemistry from the University of Maryland, and she completed her post-doctoral training in virology and gene therapy at the University of California, San Diego.

About Fate Therapeutics’ iPSC Product Platform

The Company’s proprietary induced pluripotent stem cell (iPSC) product platform enables mass production of off-the-shelf, engineered, homogeneous cell products that are designed to be administered with multiple doses to deliver more effective pharmacologic activity, including in combination with other cancer treatments. Human iPSCs possess the unique dual properties of unlimited self-renewal and differentiation potential into all cell types of the body. The Company’s first-of-kind approach involves engineering human iPSCs in a one-time genetic modification event and selecting a single engineered iPSC for maintenance as a clonal master iPSC line. Analogous to master cell lines used to manufacture biopharmaceutical drug products such as monoclonal antibodies, clonal master iPSC lines are a renewable source for manufacturing cell therapy products which are well-defined and uniform in composition, can be mass produced at significant scale in a cost-effective manner, and can be delivered off-the-shelf for patient treatment. As a result, the Company’s platform is uniquely designed to overcome numerous limitations associated with the production of cell therapies using patient- or donor-sourced cells, which is logistically complex and expensive and is subject to batch-to-batch and cell-to-cell variability that can affect clinical safety and efficacy. Fate Therapeutics’ iPSC product platform is supported by an intellectual property portfolio of over 350 issued patents and 150 pending patent applications.

About Fate Therapeutics, Inc.

Fate Therapeutics is a clinical-stage biopharmaceutical company dedicated to the development of first-in-class cellular immunotherapies for patients with cancer. The Company has established a leadership position in the clinical development and manufacture of universal, off-the-shelf cell products using its proprietary induced pluripotent stem cell (iPSC) product platform. The Company’s immuno-oncology pipeline includes off-the-shelf, iPSC-derived natural killer (NK) cell and T-cell product candidates, which are designed to synergize with well-established cancer therapies, including immune checkpoint inhibitors and monoclonal antibodies, and to target tumor-associated antigens using chimeric antigen receptors (CARs). Fate Therapeutics is headquartered in San Diego, CA. For more information, please visit www.fatetherapeutics.com.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including statements regarding the advancement of, plans related to, and the therapeutic potential of the Company’s product candidates, the Company’s clinical development and manufacturing strategies, and the Company’s plans for the clinical investigation and manufacture of its product candidates. These and any other forward-looking statements in this release are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that results observed in studies of its product candidates, including preclinical studies and clinical trials of any of its product candidates, will not be observed in ongoing or future studies involving these product candidates, the risk that the Company may cease or delay clinical development of any of its product candidates for a variety of reasons (including requirements that may be imposed by regulatory authorities on the initiation or conduct of clinical trials, the amount and type of data to be generated, or otherwise to support regulatory approval, difficulties or delays in subject enrollment and continuation in current and planned clinical trials, difficulties in manufacturing or supplying the Company’s product candidates for clinical testing, and any adverse events or other negative results that may be observed during preclinical or clinical development), and the risk that its product candidates may not produce therapeutic benefits or may cause other unanticipated adverse effects. For a discussion of other risks and uncertainties, and other important factors, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, see the risks and uncertainties detailed in the Company’s periodic filings with the Securities and Exchange Commission, including but not limited to the Company’s most recently filed periodic report, and from time to time in the Company’s press releases and other investor communications. Fate Therapeutics is providing the information in this release as of this date and does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise.

Contact:

Christina Tartaglia

Stern Investor Relations, Inc.

212.362.1200

christina@sternir.com